Exhibit 23.1

KPMG LLP
Chartered Accountants	Telephone	(403) 691-8000
2700 205 - 5th Avenue SW	Telefax	(403) 691-8008
Calgary AB T2P 4B9	Internet	www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of TransAtlantic Petroleum Ltd.

We consent to the incorporation by reference in the registration statement (File No. 333-162814) on Form S-8 of TransAtlantic Petroleum Ltd. of our report dated March 30, 2010 on the consolidated balance sheets of TransAtlantic Petroleum Ltd. as at December 31, 2009 and 2008, and the consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2009, which report appears in the 2009 annual report on Form 10-K of TransAtlantic Petroleum Ltd.

“KPMG LLP” (signed)

Chartered Accountants

Calgary, Canada

March 30, 2010

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative.

KPMG Canada provides services to KPMG LLP.